                                                                    EXHIBIT 10.1


================================================================================
================================================================================

                                      LEASE

                                     between


                          HANOVER EQUIPMENT TRUST 1998A
                                   as Lessor,

                                       and

                           HANOVER COMPRESSOR COMPANY,
                                    as Lessee



                           ---------------------------

                            Dated as of July 20, 1998

                           ---------------------------




================================================================================

THIS LEASE IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE CHASE MANHATTAN BANK, AS AGENT (THE "AGENT"), UNDER A CREDIT AGREEMENT, DATED AS OF JULY 20, 1998 AMONG HANOVER EQUIPMENT TRUST 1998A, THE LENDERS, AND THE AGENT, AS AMENDED OR SUPPLEMENTED. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE OF THE STATES OF ALABAMA, LOUISIANA, NEW MEXICO, OKLAHOMA OR TEXAS), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE AGENT ON THE SIGNATURE PAGE HEREOF.

                               TABLE OF CONTENTS



                                                                               Page
SECTION 1.  DEFINITIONS
     1.1    Defined Terms....................................................... 1

SECTION 2.  EQUIPMENT AND TERM
     2.1    Equipment........................................................... 1
     2.2    Lease Term.......................................................... 1
     2.3    Title............................................................... 1
     2.4    Lease Supplements................................................... 1

SECTION 3.  RENT
     3.1    Rent................................................................ 2
     3.2    Supplemental Rent................................................... 2
     3.3    Performance on a Non-Business Day................................... 2

SECTION 4.  WARRANTIES
     4.1    Warranties.......................................................... 2

SECTION 5.  QUIET ENJOYMENT
     5.1    Quiet Enjoyment..................................................... 3

SECTION 6.  NET LEASE
     6.1    Net Lease; No Setoff; Etc........................................... 3
     6.2    No Termination or Abatement......................................... 4

SECTION 7.  OWNERSHIP OF EQUIPMENT
     7.1    Ownership of the Equipment.......................................... 4

SECTION 8.  CONDITION OF EQUIPMENT
     8.1    Disclaimer of Warranties............................................ 6
     8.2    Possession and Use of the Equipment................................. 7

SECTION 9.  COMPLIANCE
     9.1    Compliance with Legal Requirements and Insurance Requirements....... 7
     9.2    Environmental Matters............................................... 7

SECTION 10.  MAINTENANCE, REPAIR AND RETURN REQUIREMENTS
     10.1    Maintenance and Repair............................................. 8
     10.2    Return Requirements................................................ 9
     10.3    Right of Inspection and Location...................................10
     10.4    Environmental Inspection...........................................10

SECTION 11.  MODIFICATIONS
     11.1    Modifications......................................................10



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

                                                                               Page
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
SECTION 12.  TITLE
     12.1    Warranty of Title..................................................11
     12.2    Identification.....................................................11

SECTION 13.  PERMITTED CONTESTS
     13.1    Permitted Contests Other Than in Respect of Impositions............11

SECTION 14.  INSURANCE
     14.1    Public Liability and Workers' Compensation Insurance...............12
     14.2    Hazard and Other Insurance.........................................12
     14.3    Coverage...........................................................13

SECTION 15.  CONDEMNATION AND CASUALTY
     15.1    Casualty and Condemnation..........................................13

SECTION 16.  LEASE TERMINATION
     16.1    Termination upon Certain Events....................................15
     16.2    Procedures.........................................................15

SECTION 17.  DEFAULT
     17.1    Lease Events of Default............................................15
     17.2    Final Liquidated Damages...........................................16
     17.3    Remedies...........................................................17
     17.4    Additional Remedies................................................17
     17.5    Proceeds of Sale; Deficiency.......................................18
     17.6    Waiver of Certain Rights...........................................18
     17.7    Assignment of Rights Under Contracts...............................18

SECTION 18.  LESSOR'S RIGHT TO CURE
     18.1    Lessor's Right to Cure Lessee's Lease Defaults.....................18

SECTION 19.  LEASE TERMINATION
     19.1    Provisions Relating to Lessee's Termination of this Lease or
             Exercise of Purchase Option........................................18
     19.2    Aggregate Tranche A Percentage.....................................19

SECTION 20.  PURCHASE OPTION
     20.1    Purchase Option....................................................19
     20.2    Maturity Date Purchase Option......................................19
     20.3    Obligation to Purchase All Equipment...............................20

SECTION 21.  SALE OF EQUIPMENT
     21.1    Sale Procedure.....................................................20
     21.2    Application of Proceeds of Sale....................................21
     21.3    Indemnity for Excessive Wear.......................................21

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

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
                                                                               Page
                                                                               ----

     21.4    Appraisal Procedure................................................21
     21.5    Certain Obligations Continue.......................................22

SECTION 22.  HOLDING OVER
     22.1    Holding Over.......................................................22

SECTION 23.  RISK OF LOSS
     23.1    Risk of Loss.......................................................22

SECTION 24.  SUBLETTING AND ASSIGNMENT
     24.1    Subletting and Assignment..........................................23
     24.2    Subleases or Licenses..............................................23

SECTION 25.  ESTOPPEL CERTIFICATES
     25.1    Estoppel Certificates..............................................23

SECTION 26.  NO WAIVER
     26.1    No Waiver..........................................................23

SECTION 27.  ACCEPTANCE OF SURRENDER
     27.1    Acceptance of Surrender............................................24

SECTION 28.  OWNERSHIP, GRANT OF SECURITY INTEREST
            AND FURTHER ASSURANCES
     28.1    Grant of Security Interest.........................................24
     28.2    UCC Remedies.......................................................25
     28.3    Waiver; Deficiency.................................................25
     28.4    Agent's Appointment as Attorney-in-Fact; Agent's Performance of
             Lessee's Obligations...............................................25

SECTION 29.  NOTICES
     29.1    Notices............................................................27

SECTION 30.  MISCELLANEOUS
     30.1    Miscellaneous......................................................28
     30.2    Amendments and Modifications.......................................28
     30.3    Successors and Assigns.............................................28
     30.4    Headings and Table of Contents.....................................28
     30.5    Counterparts.......................................................28
     30.6    GOVERNING LAW......................................................28
     30.7    Limitations on Recourse............................................28
     30.8    Priority...........................................................29

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                                                                               Page
                                                                               ----

Exhibits

Exhibit A         Lease Supplement


                  LEASE (this "Lease"), dated as of July 20, 1998, between HANOVER EQUIPMENT TRUST 1998A, a Delaware business trust, having its principal office at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, as lessor (the "Lessor"), and HANOVER COMPRESSOR COMPANY a Delaware corporation, having its principal office at 12001 North Houston Rosslyn, Houston, Texas 77806, as lessee (the "Lessee").

                  In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. Capitalized terms used herein but not otherwise defined in this Lease shall have the respective meanings specified in Annex A to the Participation Agreement dated as of the date hereof among Lessee, Lessor, Agent, the Investor and the Lenders named therein, as such Participation Agreement may be amended, supplemented or otherwise modified from time to time.


                          SECTION 2. EQUIPMENT AND TERM

                  2.1 Equipment. Subject to the terms and conditions hereinafter set forth and contained in the respective Lease Supplement relating to each piece of Equipment, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, each piece of Equipment.

                  2.2 Lease Term. The Equipment is leased for the Term, unless extended or earlier terminated in accordance with the provisions of this Lease.

                  2.3 Title. Except as otherwise expressly set forth in the Operative Agreements, the Equipment is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in title to the Equipment unless such defect was the result of an act or omission of Lessor or its Affiliates. Lessor and Lessee hereby declare that it is their mutual intent that the Equipment is to be considered movable (personal) property, severable from the improvements in which it may be located, and not immovables or components of immovables, for all purposes of this Lease.

                  2.4 Lease Supplements. On each Equipment Closing Date, Lessee and Lessor shall each execute and deliver a Lease Supplement for the Equipment to be leased on such date in substantially the form of Exhibit A hereto and thereafter such Equipment shall be subject to the terms of this Lease.

                                 SECTION 3. RENT

                  3.1 Rent. (a) On each applicable Payment Date after the Equipment Closing Date with respect to a piece of Equipment, Lessee shall pay the Basic Rent attributable to such Equipment.

                  (b) Basic Rent shall be due and payable in Dollars and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to such other Person or in such other manner as Lessor shall from time to time direct.

                  (c) Lessee's inability or failure to take possession of all, or any piece, of the Equipment when delivered by Lessor shall not delay or otherwise affect Lessee's obligation to pay Rent in accordance with the terms of this Lease.

                  3.2 Supplemental Rent. Lessee shall pay to Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Legal Requirements, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease or any other Operative Agreement, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

                  3.3 Performance on a Non-Business Day. If any payment is required hereunder on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day, unless, in the case of payments based on the Eurodollar Rate, the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.


                              SECTION 4. WARRANTIES

                  4.1 Warranties. Lessor agrees to take all such actions as may be reasonably necessary to insure that Lessee is the beneficiary of any and all warranties with respect to the Equipment, provided, however, the reasonable costs of any such actions shall be borne by Lessee.

                           SECTION 5. QUIET ENJOYMENT

                  5.1 Quiet Enjoyment. So long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Equipment for the Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor.


                              SECTION 6. NET LEASE

                  6.1 Net Lease; No Setoff; Etc. This Lease shall constitute a net lease and, except as otherwise provided herein or in the other Operative Agreements, it is intended that Basic Rent and Supplemental Rent shall be paid without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and Lessee's obligation to pay all such amounts is absolute and unconditional, provided, that if at any time the Lessee is required to make a payment of (i) Termination Value or (ii) an indemnity payment pursuant to Section 12 of the Participation Agreement to the Investor, and there shall exist any Lessor Liens attributable to the Investor (and the Lessee shall have previously incurred a charge to discharge any Lessor Liens attributable to the Investor), then the Lessee shall be entitled to deduct from the portion required to be paid to the Investor of Termination Value or payment of indemnity, as the case may be, an amount sufficient to so reimburse the Lessee for the cost of discharging such Lessor Liens, as the case may be. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including, without limitation, to the maximum extent permitted by law:
(a) any defect in the condition, merchantability, design, quality or fitness for use of any portion of any Equipment, or any failure of any Equipment to comply with all Legal Requirements, including any inability to use any Equipment by reason of such non-compliance; (b) any damage to, abandonment, loss, contamination of or Release from or destruction of or any requisition or taking of any Equipment or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Equipment or any part thereof; (d) any defect in title to or rights to any Equipment or any Lien on such title or rights or on any Equipment; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, Investor, Agent or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, Investor, Agent, any Lender or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, Investor, Agent, any Lender or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including, without limitation, Lessor, Investor, Agent or any Lender; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Agreement or of any other agreement; (i) any invalidity or unenforceability or disaffirmance against or by Lessee of this Lease or any provision hereof or any of the other Operative Agreements or any provision of any thereof; (j) the impossibility of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; any restriction, prevention or curtailment of or any interference with the construction on or any use of any Equipment or any part thereof; or

(m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. This Lease shall be noncancellable by Lessee for any reason whatsoever except as expressly provided herein or in the other Operative Agreements, and Lessee, to the extent permitted by Legal Requirements, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as otherwise expressly provided herein or in the other Operative Agreements, Lessee shall, unless prohibited by Legal Requirements, nonetheless pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, Lessor will deem this Lease to have remained in effect. Each payment of Rent made by Lessee hereunder shall be final and, absent manifest error in the computation of the amount thereof, Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, Investor, Agent or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Equipment and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any subtenant of Lessee on any account or for any reason whatsoever other than resulting from Lessor's gross negligence or wilful misconduct.

                  6.2 No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor or by any court with respect to Lessor, except as otherwise expressly provided herein. Lessee hereby waives all right (i) to terminate or surrender this Lease, except as otherwise expressly provided herein or in the other Operative Agreements, or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and, to the extent permitted by law, Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, to the extent permitted by law, Lessee shall be bound by all of the terms and conditions contained in this Lease.


                        SECTION 7. OWNERSHIP OF EQUIPMENT

                  7.1 Ownership of the Equipment. (a) Lessor and Lessee intend that (i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards (SFAS) No. 13, as amended, (B) Lessor will be treated as the owner and lessor of the Equipment and

(C) Lessee will be treated as the lessee of the Equipment, but (ii) for federal, state and local income tax and state law purposes (A) this Lease will be treated as a financing arrangement, (B) the Lenders will be treated as senior lenders making loans to Lessee in an amount equal to the Loans, which Loans will be secured by the Equipment, (C) Lessor will be treated as a subordinated lender making a loan to Lessee in an amount equal to the Investor Contribution, which loan is secured by the Equipment, and (D) Lessee will be treated as the owner of the Equipment and will be entitled to all tax benefits ordinarily available to an owner of property like the Equipment for such tax purposes.

                  (b) Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations for the repayment of the above-described loans, (i) this Lease shall also be a security agreement (as defined in Section 1-201(37) of the Uniform Commercial Code) and financing statement within the meaning of Article 9 of the Uniform Commercial Code; (ii) the conveyance provided for in Section 2 shall be deemed a grant of a security interest in Lessee's right, title and interest in the Equipment (including the right to exercise all remedies as are contained herein upon the occurrence of a Lease Event of Default) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, investments, securities or other property, whether in the form of cash, investments, securities or other property, for the benefit of the Lessor to secure the Lessee's payment of all amounts owed by the Lessee under this Lease and the other Operative Agreements and Lessor holds title to the Equipment so as to create and grant a first lien and prior security interest in the Equipment (A) pursuant to this Lease for the benefit of the Agent under the Assignment of Lease, to secure to the Agent the obligations of the Lessee under the Lease and (B) pursuant to the Security Agreement to secure to the Agent the obligations of the Lessor under the Credit Agreement and the Notes; (iii) the possession by Lessor or any of its agents of notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the Uniform Commercial Code; and (iv) notifications to Persons holding such property, and acknowledgements, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Lessor and Lessee shall take such actions as may be necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such throughout the Term. Nevertheless, Lessee acknowledges and agrees that none of Lessor, Investor, the Trust Company, Agent, or any Lender has provided or will provide tax, accounting or legal advice to Lessee regarding this Lease, the Operative Agreements or the transactions contemplated hereby and thereby, or made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements, and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate.

                  (c) Lessor and Lessee further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee or Lessor, the transactions evidenced by this Lease shall be regarded as loans made by an unrelated third party lender to Lessee.

                        SECTION 8. CONDITION OF EQUIPMENT

                  8.1 Disclaimer of Warranties. WITHOUT LIMITING ANY CLAIM LESSEE MAY HAVE AGAINST ANY CONTRACTOR, SUBCONTRACTOR, SUPPLIER OR MANUFACTURER, LESSEE EXPRESSLY ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM THE LESSOR, THE AGENT OR THE INVESTOR OR THEIR RESPECTIVE AGENTS OR EMPLOYEES, AND LESSEE AGREES THAT (I) EACH PIECE OF EQUIPMENT IS OF A SIZE, DESIGN, AND CAPACITY SELECTED BY AND ACCEPTABLE TO LESSEE, (II) LESSEE IS SATISFIED THAT EACH ITEM OF EQUIPMENT IS SUITABLE FOR ITS PURPOSES, (III) THE EQUIPMENT IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED, (IV) IT IS LEASING THE EQUIPMENT FROM LESSOR IN AN "AS IS", "WHERE IS" AND "WITH ALL FAULTS" CONDITION AND (V) NEITHER LESSOR NOR THE INVESTOR IS A MANUFACTURER OR DEALER IN EQUIPMENT OF SUCH KIND. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE OPERATIVE AGREEMENTS, NEITHER LESSOR NOR THE INVESTOR SHALL BE DEEMED TO HAVE MADE, AND LESSEE HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, ANY PART THEREOF, OR ANY RECORDS OR ANY OTHER MATTER WHATSOEVER WITH RESPECT THERETO, INCLUDING, WITHOUT LIMITATION, THE DESIGN, CONDITION OR CAPACITY OF THE EQUIPMENT, THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIALS OR WORKMANSHIP OF THE EQUIPMENT, THEIR VALUE, TITLE OR SAFETY, THE ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF THE EQUIPMENT WITH THE REQUIREMENTS OF ANY APPLICABLE LAWS (INCLUDING ENVIRONMENTAL LAWS) PERTAINING THERETO, OR THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY CONSTRUCTION OR PURCHASE DOCUMENT RELATING THERETO OR ANY COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR NOR THE INVESTOR BE LIABLE TO LESSEE, FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSEE), IN THE EQUIPMENT OR ANY PART THEREOF OR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE HEREBY WAIVES, ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST LESSOR, OR THE INVESTOR FOR ANY LOSS, DAMAGE (INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE EQUIPMENT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER OTHER THAN WITH RESPECT TO THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF LESSOR OR INVESTOR.

LESSEE AND ANYONE CLAIMING BY, THROUGH OR UNDER LESSEE HEREBY FULLY AND IRREVOCABLY RELEASES LESSOR, THE INVESTOR AND EACH OTHER PERSON PARTY TO THE OPERATIVE AGREEMENTS, AND EACH OF THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS, AND ALL PERSONS ACTING ON THEIR BEHALF, FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST THE INVESTOR, LESSOR OR ANY OTHER SUCH PERSON, FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSES, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO THE RELEASE OR DISCHARGE FROM THE EQUIPMENT AT ANY TIME OF ANY HAZARDOUS MATERIALS OTHER THAN A RELEASE OR DISCHARGE OCCURRING AFTER LESSEE IS NO LONGER IN POSSESSION OF THE EQUIPMENT AND RESULTING SOLELY FROM ACTS OR OMISSIONS OF LESSOR, THE INVESTOR OR ANY OTHER SUCH PERSON. THIS RELEASE INCLUDES CLAIMS OF WHICH LESSEE IS PRESENTLY UNAWARE OR WHICH LESSEE DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY LESSEE, WOULD MATERIALLY AFFECT LESSEE'S RELEASE OF LESSOR AND THE OTHER PERSONS RELEASED HEREBY.

                  8.2 Possession and Use of the Equipment. Each piece of Equipment shall be used by Lessee in a manner consistent with its intended purpose and in accordance with its specification. Subject to the terms of
Section 13 relating to permitted contests, Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Equipment. Lessee shall not commit or permit any waste of any Equipment or any part thereof.


                              SECTION 9. COMPLIANCE

                  9.1 Compliance with Legal Requirements and Insurance Requirements. Subject to the terms of Section 13 relating to permitted contests, Lessee, at its sole cost and expense, shall, in all material respects, (a) comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements relating to each piece of Equipment, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require extraordinary changes in the Equipment or interfere with the use and enjoyment of the Equipment, and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, renovation, use, repair, maintenance and operation of each piece of Equipment.

                  9.2 Environmental Matters. (a) Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances with respect to any piece of Equipment in concentrations and conditions that constitute an Environmental Violation, Lessee shall notify Lessor in writing of such condition. In the event of such Environmental Violation, Lessee shall, not later than thirty (30) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor and the Agent an Officer's Certificate and a Termination Notice with respect to such piece of Equipment pursuant to Section 16.1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, cleanup or remediate the Environmental Violation in accordance with the terms of Section 9.1. If Lessee does not deliver a Termination Notice with respect to such Equipment pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, so inform Lessor in writing and upon Lessor's written request therefor cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that such Environmental Violation has been remedied in full compliance with applicable Environmental Laws. The foregoing provisions of this Section 9.2(a) notwithstanding, Lessee shall not be required to deliver a Termination Notice if such Environmental Violation would not reasonably be expected to have a material adverse affect on the Equipment.

                  (b) In addition, Lessee shall provide to Lessor, within five
(5) Business Days of receipt, copies of all significant written communications with any Governmental Authority relating to any Environmental Claim in connection with any piece of Equipment. Lessee shall also promptly provide such detailed reports of any such Environmental Claims as reasonably may be requested by Lessor and the Agent.


             SECTION 10. MAINTENANCE, REPAIR AND RETURN REQUIREMENTS

                  10.1 Maintenance and Repair. (a) Lessee shall, at its sole cost and expense, (i) take good care of the Equipment and keep the same and all parts thereof in good and safe order and condition, with all mechanical devices, electronic systems and component parts in good working order, normal wear and tear excepted, consistent with maintenance practices used by Lessee with respect to equipment similar in type owned or leased by Lessee and consistent with customary industry standards, and (ii) promptly make all needed repairs, restorations and replacements of parts in and to the Equipment or any part thereof, including, without limitation, overhaul of any piece of Equipment requiring overhaul in Lessee's commercially prudent judgment. All such repairs, restorations and replacements of parts shall be of a standard and quality consistent with customary industry standards and sufficient for the proper maintenance and operation of the Equipment and shall be constructed and installed in a good and workmanlike manner in compliance with Legal Requirements and Insurance Requirements. In carrying out its obligations under this Section 10.1, Lessee shall not discriminate in any way in the maintenance of the Equipment as compared with other similar equipment owned or leased by Lessee and shall use the Equipment in a manner consistent with sound operating practices thereof.

                  (b) Lessor shall under no circumstances be required to furnish any services or facilities with respect to the Equipment or make any repairs, replacements, alterations or renewals of any nature or description to any Equipment, make any expenditure whatsoever in connection with this Lease or maintain any Equipment in any way except as otherwise provided in the Operating Agreements. Lessor shall not be required to maintain, repair or rebuild all or any part of any Equipment, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Equipment, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

                  10.2 Return Requirements. (a) Unless Lessee shall have exercised its Purchase Option or Maturity Date Purchase Option, Lessee shall, upon the expiration or earlier termination of the Term with respect to each piece of Equipment, surrender and transfer such Equipment to Lessor, at Lessee's own expense, free and clear of all Liens other than (A) the following items set forth under the definition of Permitted Liens: (i), (ii), (viii) and (ix) and
(B) Lessor Liens, in as good condition as they were on the Equipment Closing Date with respect to each piece of Equipment, ordinary wear and tear excepted, and in compliance with all Legal Requirements and the other requirements of this Lease, including, without limitation, Section 10.1 (and in any event without (x) any asbestos installed or maintained in any part of such Equipment, (y) any polychlorinated byphenyls (PCBs) in, on or used with respect to such Equipment, and (z) any other Hazardous Substances). Unless Lessee has exercised the Purchase Option or the Maturity Date Purchase Option, Lessee shall provide, or cause to be provided or accomplished, at the sole cost and expense of Lessee, to or for the benefit of Lessor or a purchaser, at least thirty Business Days prior to the expiration or earlier termination of the Term with respect to each piece of Equipment, each of the following: (i) a Lien search showing (A) no Liens other than the type set forth as clauses (A) and (B) in the first sentence of this Section 10.2(a) and (B) the Security Agreement as creating a valid and perfected first security interest in the Equipment; (ii) an environmental assessment for the Equipment satisfying the requirements set forth in Section
10.4 below; (iii) an assignment of all of the Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the renovation, development, use, maintenance or operation of the Equipment (including all warranty, performance, service and indemnity provisions); (iv) an assignment of all permits, licenses, approvals and other authorizations from all Governmental Authorities in connection with the operation and use of the Equipment; and (v) copies of all books and records, with respect to the renovation, maintenance, repair, operation or use of the Equipment. Lessee shall cooperate with any independent purchaser of the Equipment in order to facilitate the ownership and operation by such purchaser of the Equipment after such expiration or earlier termination of the Term, including providing all books, reports and records regarding the maintenance, repair and ownership of the Equipment and all data and technical information relating thereto, granting or assigning all licenses necessary for the operation and maintenance of the Equipment and cooperating in seeking and obtaining all necessary licenses, permits and approvals of Governmental Authorities. Lessee shall have also paid the total cost for the completion of all Modifications commenced prior to such expiration or earlier termination of the Term. The obligation of Lessee under this Section 10.2(a) shall survive the expiration or termination of this Lease.

                  (b) Lessee, on the expiration or earlier termination of the Term, if requested by Lessor, shall, at Lessee's sole cost and expense dismantle and crate each piece of Equipment that Lessor shall designate and, at Lessee's sole cost and expense transport such Equipment to a location designated by Lessor.

                  10.3 Right of Inspection and Location. (a) Lessor may, at reasonable times and with reasonable prior notice and without interfering with the operations of Lessee's customers, inspect and examine at its own cost and expense (unless a Lease Event of Default exists, in which case the reasonable out-of-pocket costs and expenses of Lessor shall be paid by Lessee), any piece of Equipment. Lessee may accompany Lessor on any such inspections.

                  (b) Lessee shall furnish to Lessor not less than once every six months during the Term, an Officer's Certificate, accurate in all material respects, stating the location of each piece of Equipment, noting whether any Equipment has been relocated and if so the correct address of the relocated Equipment. Lessor shall have no duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.

                  10.4 Environmental Inspection. Not less than six months prior to the Maturity Date (unless Lessee has previously irrevocably exercised the Maturity Date Purchase Option), and not more than thirty Business Days prior to surrender of possession of a piece of Equipment, Lessor shall, at Lessee's sole cost and expense, obtain a report by an environmental consultant selected by Lessor certifying that each piece of Equipment (i) does not contain Hazardous Substances under circumstances or in concentrations that would reasonably be expected to result in a violation of or liability under any Environmental Law and (ii) is in compliance with all Environmental Laws. If such is not the case on either such date, then Lessee shall be deemed to have irrevocably exercised the Maturity Date Purchase Option pursuant to Section 20.2.


                            SECTION 11. MODIFICATIONS

                  11.1 Modifications. (a) Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to a piece of Equipment or any part thereof (collectively, "Modifications"); provided, that: (i) except for any Modification required to be made pursuant to a Legal Requirement or an Insurance Requirement, no Modification, individually, or when aggregated with any other Modification shall impair the value of such Equipment or the utility or useful life of such Equipment from that which existed immediately prior to such Modification; (ii) the Modification shall be performed in a timely manner and in a good and workmanlike manner; (iii) Lessee shall comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits, and the structural integrity of such Equipment shall not be adversely affected; (iv) subject to the terms of Section 13 relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens arising with respect to the Modification; and (v) such Modifications shall comply with Section 10.1 and shall not change the primary character of such Equipment or intended use of such Equipment. All Modifications shall remain part of the Equipment and shall be subject to this Lease, and title thereto shall immediately vest in Lessor.

                  (b) Lessee shall notify Lessor of the undertaking of any Modifications the cost of which is anticipated to exceed $500,000.

                  (c) Lessee shall not without the consent of Lessor (which consent will not be unreasonably withheld or delayed) undertake any Modifications to any piece of Equipment if such Modifications cannot, in the reasonable judgement of Lessee, be completed on or prior to the date that is one month prior to the Expiration Date.

                  (d) Lessee, at its sole cost and expense, shall overhaul substantially all of the Equipment during the Term, consistent with Lessee's normal business practices.


                                SECTION 12. TITLE

                  12.1 Warranty of Title. (a) Lessee agrees that, except as otherwise provided herein (i.e. with respect to Lessor Liens) and subject to the terms of Section 13 relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any piece of Equipment or any Modifications or any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Agent pursuant to the Credit Agreement, other than Permitted Liens and/or Lessor Liens. Lessee shall promptly notify Lessor in the event it has actual knowledge that a Lien (other than a Permitted Lien and/or a Lessor
Lien) exists with respect to the Equipment.

                  (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any alteration, addition, repair or demolition of or to any piece of Equipment or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING ANY EQUIPMENT OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO ANY EQUIPMENT.

                  12.2 Identification. Lessee shall not allow the name of any Person to be placed upon any portion of any piece of Equipment as a designation that might be interpreted as indicating a claim of ownership thereof or security interest therein by any Person other than Lessee.


                         SECTION 13. PERMITTED CONTESTS

                  13.1 Permitted Contests Other Than in Respect of Impositions. Except to the extent otherwise provided for in Section 12.2(g) of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against the applicable Equipment, Lessor, the Agent, the Investor and the Lenders; (b) there shall be no risk of the imposition of a Lien (other than a Permitted Lien) on any piece of Equipment and no part of any piece of Equipment nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or civil liability on Lessor, the Agent or any Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the earlier of the Maturity Date and the Expiration Date for the applicable Equipment, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.


                              SECTION 14. INSURANCE

                  14.1 Public Liability and Workers' Compensation Insurance. During the Term, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage with respect to the use or operation of the Equipment. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by owners of similar equipment which are in Lessee's line of business, that are in accordance with normal industry practice. The policy shall be endorsed to name Lessor, the Trust Company, the Investor, the Agent and the Lenders as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, the Trust Company, the Agent or the Lenders may have in force. Lessee shall, in the operation of the Equipment, comply with the applicable workers' compensation laws and protect Lessor against any liability under such laws.

                  14.2 Hazard and Other Insurance. During the Term, Lessee shall keep each piece of Equipment insured against loss or damage by fire and other risks on terms and in amounts that are no less favorable than insurance maintained by owners of similar equipment, that are in accordance with normal industry practice, are in amounts equal to the greater of (i) Termination Value and (ii) the actual replacement cost of the Equipment. So long as no Lease Event of Default exists, any loss payable under the insurance policy required by this Section will be paid to and adjusted solely by Lessee, subject to Section 15.

                  14.3 Coverage. (a) Lessee shall furnish Lessor with certificates showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming Agent, the Lenders, the Lessor, the Investor, and the Trust Company as an additional insured with respect to liability insurance and showing the endorsement required by Section 14.3(c). All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision in which the insurer agrees to provide thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation or modification of such insurance that would reasonably be expected to be adverse to the interests of Lessor, the Trust Company or the Agent. If a Lease Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor copies of all insurance policies required by this Lease.

                  (b) Lessee agrees that the insurance policy or policies required by this Lease shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy. Lessee hereby waives any and all such rights against Lessor, the Trust Company, the Investor, the Agent and the Lenders to the extent of payments made under such policies.

                  (c) All insurance policies required by Section 14.2 shall include a loss payee endorsement in favor of the Agent.

                  (d) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Lease except that Lessor may carry separate liability insurance so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Lease to be subject to a coinsurance exception of any kind.

                  (e) Lessee shall pay as they become due all premiums for the insurance required by this Lease, shall renew or replace each policy prior to the expiration date thereof and shall promptly deliver to Lessor and the Agent certificates for renewal and replacement policies.


                      SECTION 15. CONDEMNATION AND CASUALTY

                  15.1 Casualty and Condemnation. (a) Subject to the provisions of this Section 15 and Section 16 (in the event Lessee delivers, or is obligated to deliver, a Termination Notice), and prior to the occurrence and continuation of a Lease Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest
in) any award, compensation or insurance proceeds to which Lessee or Lessor may become entitled by reason of their respective interests in the Equipment (i) if all or a portion of such Equipment is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, easement rights or title to such Equipment or any part thereof is the subject of a Condemnation; provided, however, if a Lease Event of

Default shall have occurred and be continuing such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor.

                  (b) So long as no Lease Event of Default has occurred and is continuing, Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

                  (c) If Lessor or Lessee shall receive notice of a Casualty or a possible Condemnation of a piece of Equipment or any interest therein, Lessor or Lessee, as the case may be, shall give notice thereof to the other and to the Agent promptly after the receipt of such notice.

                  (d) In the event of a Casualty or receipt of notice by Lessee or Lessor of a Condemnation, Lessee shall, not later than thirty (30) days after such occurrence, deliver to Lessor and the Agent an Officer's Certificate stating that either (i) (x) such Casualty is not a Significant Casualty or (y) such Condemnation is neither a Total Condemnation nor a Significant Condemnation and that this Lease shall remain in full force and effect with respect to the applicable piece of Equipment and, at Lessee's sole cost and expense, Lessee shall promptly and diligently restore the applicable piece of Equipment in accordance with the terms of Section 15.1(e) or (ii) this Lease shall terminate with respect to the applicable Equipment in accordance with Section 16.1.

                  (e) If pursuant to this Section 15.1, this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the affected piece of Equipment, Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the applicable piece of Equipment caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1 so as to restore the applicable piece of Equipment to the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation. In such event, title to the applicable piece of Equipment shall remain with Lessor.

                  (f) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect Lessee's obligations to pay Rent pursuant to Section 3.1.

                  (g) Notwithstanding anything to the contrary set forth in
Section 15.1(a) or Section 15.1(e), if during the Term a Casualty occurs with respect to a piece of Equipment or Lessee receives notice of a Condemnation with respect to a piece of Equipment, and following such Casualty or Condemnation, such piece of Equipment cannot reasonably be restored on or before the date which is six months prior to the Maturity Date to substantially the same condition as existed immediately prior to such Casualty or

Condemnation or before such day such piece of Equipment is not in fact so restored, then Lessee shall exercise its Purchase Option with respect to such piece of Equipment, on the next Payment Date or irrevocably agree in writing to exercise the Maturity Date Purchase Option with respect to such piece of Equipment and in either such event such remaining Casualty or Condemnation proceeds shall be paid to the Agent, which shall pay such funds to Lessee upon the closing of the purchase of such piece of Equipment.


                          SECTION 16. LEASE TERMINATION

                  16.1 Termination upon Certain Events. (a) If Lessor or Lessee shall have received notice of a Total Condemnation, then Lessee shall be obligated, within thirty (30) days after Lessee receives notice thereof, to deliver a written notice in the form described in Section 16.2(a) (a "Termination Notice") of the termination of this Lease with respect to the applicable piece of Equipment.

                  (b) If either: (i) Lessee or Lessor shall have received notice of a Condemnation, and Lessee shall have delivered to Lessor an Officer's Certificate that such Condemnation is a Significant Condemnation; or (ii) a Casualty occurs, and Lessee shall have delivered to Lessor an Officer's Certificate that such Casualty is a Significant Casualty; or (iii) an Environmental Violation occurs or is discovered and Lessee shall have delivered to Lessor an Officer's Certificate stating that, in the reasonable, good-faith judgment of Lessee, the cost to remediate the same will exceed 10% of the Equipment Cost of such piece of Equipment; then, Lessee shall, simultaneously with the delivery of the Officer's Certificate pursuant to the preceding clause
(i), (ii) or (iii), deliver a Termination Notice with respect to the affected piece of Equipment.

                  16.2 Procedures. (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the affected piece of Equipment on a date not more than thirty (30) days after Lessor's receipt of such Termination Notice (the "Termination Date"); (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value and purchase such piece of Equipment on such Termination Date and (iii) the Officer's Certificate described in Section 16.1(b).

                  (b) On the Termination Date, Lessee shall pay to Lessor the Termination Value for the applicable piece of Equipment, plus all amounts owing in respect of Rent for such piece of Equipment (including Supplemental Rent) theretofore accruing and Lessor shall convey such piece of Equipment to Lessee (or Lessee's designee) all in accordance with Section 19.1.


                               SECTION 17. DEFAULT

                  17.1 Lease Events of Default. If any one or more of the following events (each a "Lease Event of Default") shall occur:

                  (a) Lessee shall fail to make payment of (i) any Basic Rent within five (5) Business Days after the same has become due and payable or (ii) any Maximum Residual Guarantee Amount, Purchase Option Price or Termination Value after the same has become due and payable; or

                  (b) Lessee shall fail to make payment of any Supplemental Rent due and payable within five (5) Business Days after receipt of notice thereof; or

                  (c) Lessee shall fail to maintain insurance as required by
         Section 14; or

                  (d) Guarantors shall default in the observance or performance of any agreement contained in Sections 10 and 11 of the Guarantee; or

                  (e) Lessee or any Guarantor shall default in the observance or performance of any term, covenant or condition of Lessee or of such Guarantor, respectively, under this Lease, the Participation Agreement, the Guarantee or any other Operative Agreement to which it is a party (other than those set forth in Section 17.1(a), (b), (c) or (d) hereof) and such default shall continue unremedied for a period of 30 days or any representation or warranty by Lessee or any Guarantor, respectively, set forth in this Lease, the Guarantee or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material respect; or

                  (f) a Credit Agreement Event of Default (other than those set forth in Sections 6.1 (a), (b), (d), (f), (g), (h), (i) or (p) of the Credit Agreement) shall have occurred and be continuing; or

                  (g) an event of default under the Corporate Credit Agreement shall have occurred and be continuing;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Section 17 and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination, and this Lease shall terminate. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

                  17.2 Final Liquidated Damages. If a Lease Event of Default shall have occurred and be continuing, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under
Section 13 of the Participation Agreement (to the extent any such liabilities do not constitute Supplemental Rent), and in lieu of all damages beyond the date of such demand the sum of (a) the Termination Value, plus (b) all other amounts owing in respect of Rent and Supplemental Rent theretofore accruing under this Lease. Upon payment of the amount specified pursuant to the first sentence of this Section 17.2, Lessee shall be entitled to receive from Lessor, at Lessee's request and cost, an assignment of Lessor's right, title and interest in the Equipment, in each case in conformity with local custom and free and clear of the Lien of the Security Agreement and any Lessor Liens. The Equipment shall be quitclaimed to Lessee (or Lessee's designee) "AS IS" and in its then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

                  17.3 Remedies. If any Lease Event of Default shall have occurred and be continuing, Lessor may exercise in any order one or more or all of the remedies set forth in this Section 17.3 (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute).

                  (a) Lessor may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

                  (b) Lessor may by notice in writing to Lessee terminate this Lease but Lessee shall remain liable as hereinafter provided; and Lessor may, at its option, do any one or more of the following: (i) declare the Termination Value, plus all other amounts owing in respect of Rent or Supplemental Rent theretofore accruing under the Lease, all other amounts then payable by Lessee under this Lease and the other Operative Agreements to be immediately due and payable, and recover any other damages and expenses in addition thereto which Lessor shall have sustained by reason of such Event of Default; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code as provided in Section 28 or any other law; (iii) enter upon the premises where the Equipment is located and take possession of it; and (iv) require Lessee to return the Equipment as provided in Section 10.2; or

                  (c) Lessor may require Lessee immediately to purchase the Equipment for a purchase price equal to the sum of the Termination Value, plus all other amounts owing in respect of Rent or Supplemental Rent theretofore accruing under the Lease and all other amounts then due and payable under the Operative Agreements.

                  17.4 Additional Remedies. In addition to the remedies set forth in Sections 17.2 and 17.3, if any Lease Event of Default shall have occurred and be continuing, Lessor may, but is not required to, sell the Equipment in one or more sales, and Lessor may purchase all or any part of the Equipment at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Equipment, at a public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Lessor shall be deemed reasonable and properly given if given at least ten (10) Business Days before such disposition.

                  17.5 Proceeds of Sale; Deficiency. All payments received and amounts held or realized by the Lessor at any time when a Lease Event of Default shall have occurred and be continuing and after the Termination Value shall have been accelerated pursuant to Section 17.2 or 17.3 as well as all payments or amounts then held or thereafter received by Lessor shall be conveyed to the Agent as required by the Assignment of Lease and distributed pursuant to Section
8.2 of the Credit Agreement.

                  17.6 Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Section 17.

                  17.7 Assignment of Rights Under Contracts. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1 and provided that Lessee shall not have purchased the Equipment pursuant to Section 20, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor, to the extent transferable, all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the use or operation of the Equipment (including all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the use, maintenance or operation of the Equipment.


                       SECTION 18. LESSOR'S RIGHT TO CURE

                  18.1 Lessor's Right to Cure Lessee's Lease Defaults. Lessor, without waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain any insurance required by Section 14, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the premises where the Equipment is located for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All reasonable out-of-pocket costs and expenses so incurred (including the reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand as Supplemental Rent.


                          SECTION 19. LEASE TERMINATION

                  19.1 Provisions Relating to Lessee's Termination of this Lease or Exercise of Purchase Option. In connection with any termination of this Lease with respect to any Equipment pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option or Maturity Date Purchase Option, upon the date on which this Lease is to terminate with respect to the applicable piece of Equipment or upon the Expiration Date with respect to the applicable piece of Equipment, and upon tender by Lessee of the amounts set forth in Section 16.2(b), 20.1 or 20.2, as applicable:

                  (a) Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment of Lessor's entire interest in the applicable Equipment, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Security Agreement and any Lessor Liens; and

                  (b) The applicable Equipment shall be conveyed to Lessee "AS IS" and in then present physical condition.

                  19.2 Aggregate Tranche A Percentage. Notwithstanding any other provision of this Lease or the other Operative Agreements, the Lessee shall not be permitted to terminate this Lease with respect to a piece of Equipment pursuant to Section 16 or exercise its Purchase Option with respect to a piece of Equipment pursuant to Section 20.1 if the Aggregate Tranche A Percentage, after giving effect to the termination of this Lease with respect to such piece of Equipment would be less than 85% or more than 89.9%.


                           SECTION 20. PURCHASE OPTION

                  20.1 Purchase Option. Lessee shall have the option (exercisable by giving Lessor irrevocable written notice (the "Purchase Notice") of Lessee's election, to exercise such option not less than ten (10) days prior to the date of purchase pursuant to such option) to purchase one or more of the pieces of Equipment on the date specified in such Purchase Notice, which date must occur prior to the date which is six months prior to the Maturity Date, at a price equal to the Termination Value (the "Purchase Option Price") (which the parties do not intend to be a "bargain" purchase price) of such piece of Equipment; provided, however, that Lessee shall only have such option with respect to less than all of the Equipment if no Lease Default or Lease Event of Default shall have occurred and be continuing. If Lessee exercises its option to purchase one or more of the pieces of Equipment pursuant to this Section 20.1 (the "Purchase Option"), Lessor shall transfer to Lessee or Lessee's designee all of Lessor's right, title and interest in and to such piece of Equipment as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price and all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, in accordance with Section 19.1. Notwithstanding the foregoing, (A) Lessee on not less than three (3) days prior notice may exercise the Purchase Option to purchase one or more pieces of Equipment if the purchase of such Equipment will cure an Event of Default and (B) if the Houston Pipeline Purchase Option or a purchase option held by a sublessee or licensee of a piece of Equipment has been exercised, then Lessee may exercise the Purchase Option with respect to such piece of Equipment even if a Lease Default or Lease Event of Default has occurred.

                  20.2 Maturity Date Purchase Option. Not less than six months prior to the Maturity Date, Lessee may give Lessor and Agent irrevocable written notice (the "Maturity

Date Election Notice") that Lessee is electing to exercise the Maturity Date Purchase Option. If Lessee does not give a Maturity Date Election Notice on or before the date six months prior to the Maturity Date or if Lessee has not exercised the Purchase Option with respect to all of the Equipment, then Lessee shall be obligated to remarket the Equipment pursuant to Section 21. If Lessee has elected to exercise the Maturity Date Purchase Option, then on the Maturity Date Lessee shall pay to Lessor an amount equal to the Termination Value for all the Equipment (which the parties do not intend to be a "bargain" purchase price) and, upon receipt of such amount plus all Rent and other amounts then due and payable under this Lease and any other Operative Agreement, Lessor shall transfer to Lessee or Lessee's designee all of Lessor's right, title and interest in and to the Equipment in accordance with Section 19.1.

                  20.3 Obligation to Purchase All Equipment. If six months prior to the Maturity Date, the then Termination Value of all the Equipment is less than the Maximum Purchase Option Amount, then on the Maturity Date Lessee shall be required to exercise its Maturity Date Purchase Option on the Maturity Date with respect to all remaining Equipment.

                          SECTION 21. SALE OF EQUIPMENT

                  21.1 Sale Procedure. (a) With respect to each piece of Equipment, unless Lessee shall have elected to purchase such Equipment and has paid the relevant purchase price pursuant to Section 20.1 or 20.2 with respect thereto, or otherwise terminated this Lease with respect thereto and paid the Termination Value with respect thereto, Lessee shall (i) pay to Lessor the Maximum Residual Guarantee Amount for such piece of Equipment as provided for in
Section 21.1(c), and (ii) sell such piece of Equipment, to one or more third parties for cash in accordance with Section 21.1(b).

                  (b) During the Marketing Period, Lessee, as nonexclusive broker for Lessor, shall use its best efforts to obtain bids for the cash purchase of each piece of Equipment, being sold for the highest price available in the relevant market, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for such piece of Equipment and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. Lessor may reject any and all bids and may assume sole responsibility for obtaining bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject a bid if such bid, together with any amounts to be paid pursuant to Section 21.3, is greater than or equal to the sum of the Limited Deficiency Amount and all costs and expenses referred to in
Section 21.2(i) and is a bona fide offer by a third party purchaser who is not an Affiliate of Lessee. If the price which a prospective purchaser shall have offered to pay for all or any of the Equipment is less than the sum of the Limited Deficiency Amount and all costs and expenses referred to in Section 21.2(i), Lessor may elect to retain the Equipment by giving Lessee at least two Business Days' prior written notice of Lessor's election to retain the Equipment, and upon receipt of such notice, Lessee shall surrender the Equipment to Lessor pursuant to Section 10.2. Unless Lessor shall have elected to retain the Equipment pursuant to the preceding sentence, following the

Maturity Date Lessor shall sell the Equipment free of any Lessor Liens attributable to it, without recourse or warranty, for cash to the purchaser or purchasers identified by Lessee or Lessor, as the case may be. Lessee shall surrender the Equipment so sold to each purchaser in the condition specified in
Section 10.2.

                  (c) On each date during the Marketing Period on which a piece of Equipment is sold pursuant to Section 21.1(b), and on the Maturity Date with respect to any Equipment remaining unsold, Lessee shall pay to Lessor the Maximum Residual Guarantee Amount for such Equipment.

                  21.2 Application of Proceeds of Sale. Lessor shall apply the proceeds of sale of each piece of Equipment in the following order of priority:

                       (i) FIRST, to pay or to reimburse Lessor and Lessee for the payment of all reasonable costs and expenses incurred by Lessor and Lessee in connection with the sale; and

                      (ii) SECOND, the balance shall be paid to the Agent to be applied pursuant to the provisions of Section 8 of the Credit Agreement.

                  21.3 Indemnity for Excessive Wear. If the proceeds of the sale described in Section 21.1(b) with respect to any piece of Equipment, less all expenses incurred by Lessor or Lessee in connection with such sale, shall be less than the Limited Deficiency Amount for such piece of Equipment at the time of such sale and if it shall have been determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of such piece of Equipment shall have been impaired by greater than expected wear and tear during the Term, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less; provided that such Wear and Tear Payments shall not prevent Lessee from accounting for this Lease as an operating lease under SFAS NO. 13.

                  21.4 Appraisal Procedure. For determining the Fair Market Sales Value of a piece of Equipment or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure but with respect to which no appraisal or valuation method is specified, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by Lessee and one chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty
(20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser from a nationally recognized independent appraisal firm (with at least 15 years of experience appraising equipment similar to and used in the same industry as the Equipment) shall be selected by the two appraisers or, failing agreement as to such third appraiser within thirty

(30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty
(20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two shall be discarded and such average shall be binding on Lessor and Lessee; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of all of the appraisers shall be paid by the Lessee.

                  21.5 Certain Obligations Continue. During the Marketing Period, the obligation of Lessee to pay Rent with respect to each piece of Equipment (including the installment of Basic Rent due on the Maturity Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, the Maximum Residual Guarantee Amount, if any, the amount due under
Section 21.3, if any, and all other amounts due to Lessor with respect to the piece of Equipment. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Section 21.


                            SECTION 22. HOLDING OVER

                  22.1 Holding Over. If Lessee shall for any reason remain in possession of a piece of Equipment after the expiration or earlier termination of this Lease (unless the piece of Equipment is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to such piece of Equipment and Lessee shall continue to pay Basic Rent at an annual rate equal to the rate payable hereunder immediately preceding such expiration or earlier termination; provided, however, that from and after the sixtieth (60th) day Lessee shall remain in possession of such piece of Equipment after such expiration or earlier termination, Lessee shall pay Basic Rent at an annual rate equal to two hundred percent (200%) of the Basic Rent payable hereunder immediately preceding such expiration or earlier termination. Such Basic Rent shall be payable from time to time upon demand by Lessor. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the piece of Equipment. Nothing contained in this Section 22 shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to any piece of Equipment and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of any piece of Equipment or exercising any other remedy available to Lessor at law or in equity.


                            SECTION 23. RISK OF LOSS

                  23.1 Risk of Loss. The risk of loss of or decrease in the enjoyment and beneficial use of the Equipment as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor (except specifically with respect to its gross negligence or wilful misconduct).


                      SECTION 24. SUBLETTING AND ASSIGNMENT

                  24.1 Subletting and Assignment. Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part other than as permitted by the Operative Agreements. Lessee may, without the consent of Lessor, sublease or license the Equipment or any piece of Equipment to any Person; provided that as of the Expiration Date no sublease or license shall provide for a purchase option on behalf of the sublessee or licensee nor have a remaining term of more than six months. No sublease, license or other relinquishment of possession of the Equipment shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Equipment so sublet or licensed.

                  24.2 Subleases or Licenses. Promptly following the execution and delivery of any sublease or license permitted by this Section 24, Lessee shall deliver an executed copy thereof to Lessor and the Agent if requested by either.


                        SECTION 25. ESTOPPEL CERTIFICATES

                  25.1 Estoppel Certificates. At any time and from time to time upon not less than twenty (20) days' prior request by Lessor, the Lessee shall furnish to the Lessor a certificate signed by an individual having the office of vice president or higher with Lessee certifying to the extent accurate that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Lessor is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Lessor may reasonably request. Any such certificate furnished pursuant to this Section 25 may be relied upon by the Lessor, and any existing or prospective purchaser or lender, and any accountant or auditor, of, from or to the Lessor (or any Affiliate thereof).


                              SECTION 26. NO WAIVER

                  26.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

                       SECTION 27. ACCEPTANCE OF SURRENDER

                27.1 Acceptance of Surrender. (a) As of the Expiration Date, if any Lease Default shall have occurred and be continuing under the Lease or the representations and warranties set forth in Section 7.5(h)-(m) of the Participation Agreement shall not be true and correct in any material respects, then Lessee shall be deemed to have irrevocably exercised the Maturity Date Purchase Option pursuant to Section 20.2.

                  (b) Except as otherwise expressly provided in this Lease, no surrender to Lessor of this Lease or of all or any portion of the Equipment or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Credit Documents, the Agent, and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.


                    SECTION 28. OWNERSHIP, GRANT OF SECURITY
                         INTEREST AND FURTHER ASSURANCES

                  28.1 Grant of Security Interest. Other than Equipment purchased by Lessee pursuant to Section 20, title to the equipment shall remain in Lessor as security for the obligations of the Guarantors under the Guarantee and the obligations of Lessee hereunder and under each of the other Operative Agreements to which it is a party, until such time as Lessee and the Guarantors have fulfilled all of their obligations hereunder and under such other Operative Agreements. Lessee hereby assigns, grants and pledges to Lessor for the benefit of Lessor a security interest in all of Lessee's right, title and interest, whether now or hereafter existing or acquired, in (A) the Equipment (other than Equipment purchased by Lessee pursuant to Section 20) and (B) any proceeds in connection with the Houston Pipeline Purchase Option, to secure the payment and performance of all obligations of Lessee now or hereafter existing under this Lease or any other Operative Agreement and of the Guarantors under the Guarantee (the "Lease Secured Obligations"). Lessee shall, at its expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Lessor may reasonably request in order to protect its title to and perfected security interest in the Equipment, subject to no Liens other than Permitted Liens, and Lessor's rights and benefits under this Lease. Subject to the provisions of Section 10.3(b) of the Lease, Lessee shall promptly and duly execute and deliver to Lessor such documents and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Agreements, to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and thereunder, and to establish, perfect and maintain the right, title and interest of Lessor, in and to the Equipment, subject to no Lien other than Permitted Liens and Lessor Liens, or of such financing statements or fixture filings or other documents with respect hereto as Lessor may from time to time reasonably request, and Lessee agrees to execute and deliver promptly such of the foregoing financing statements and fixture filings or other documents as may require execution by Lessee. To the extent permitted by applicable laws, Lessee hereby authorizes any such financing statements and fixture filings to be filed without the necessity of the signature of Lessee, if Lessee has failed to sign any such instrument within 10 Business Days after written request therefor by Lessor.

                  28.2 UCC Remedies. If a Lease Event of Default shall occur and be continuing, Lessor may exercise, in addition to all other rights and remedies granted to it in this Lease and in any other Operative Agreement, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Lessor, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Lessee or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Equipment, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Equipment or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Lessor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lessor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Equipment so sold, free of any right or equity of redemption in which right or equity is hereby waived or released. Lessee further agrees, at Lessor's request, to assemble the Equipment and make it available to the Lessor at places which the Lessor shall reasonably select, whether at Lessee's premises or elsewhere. Lessor shall apply the net proceeds of any action taken by it pursuant to this subsection, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Equipment or in any way relating to the Equipment or the rights of Lessor, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Lease Secured Obligations, in such order as Lessor may elect, and only after such application and after the payment by Lessor of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need Lessor account for the surplus, if any, to Lessee. If any notice of a proposed sale or other disposition of the Equipment shall be required by law, such notice shall be deemed reasonable and proper if given at lease 10 Business Days before such sale or other disposition.

                  28.3 Waiver; Deficiency. Lessee waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the UCC. Lessee shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Equipment are insufficient to pay the Lease Secured Obligations and the reasonable fees and disbursements of any attorneys employed by Lessor to collect such deficiency.

                  28.4 Agent's Appointment as Attorney-in-Fact; Agent's Performance of Lessee's Obligations. Lessee hereby irrevocable constitutes and appoints the Agent and any officer or agent thereof, as assignee of all of Lessor right under this Lease pursuant to the Assignment of Lease, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Lessee and in the name of Lessee or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Lease, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Lease, and, without limiting the generality of the foregoing, Lessee hereby gives the Agent the power and right, on behalf of Lessee, without notice to or assent by Lessee, to do any or all of the following:

                  (a) in the name of Lessee or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to the Equipment and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under or with respect to the Equipment whenever payable;

                  (b) pay or discharge taxes and Liens levied or placed on or threatened against the Equipment, effect any repairs or any insurance called for by the terms of this Lease and to pay all or any part of the premiums therefor and the costs thereof;


                  (c) execute, in connection with the sale provided for in
         Section 28.2 hereof, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Equipment; and

                  (d) (1) direct any party liable for any payment under any of the Equipment to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Equipment; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Equipment;
         (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any other right in respect of any Equipment; (5) defend any suit, action or proceeding brought against Lessee with respect to any Equipment; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Equipment as fully and completely as thought the Agent were the absolute owner thereof for all purposes, and do, at the Agent's option and the Lessee's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Equipment and the Agent's security interests therein and to effect the intent of this Lease, all as fully and effectively as the Lease might do.

         Anything in this subsection to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless a Lease Event of Default shall have occurred and be continuing.

                               SECTION 29. NOTICES

                  29.1 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person to be effective shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (a) when delivered by hand,
(b) one Business Day after delivery to such nationally recognized courier service specifying overnight delivery, (c) three Business Days after being deposited in the mail, certified or registered, postage prepaid or (d) in the case of facsimile notice, when received, addressed to such Person as indicated:

            If to Lessee:       Hanover Compressor Company
                                12001 North Houston Rosslyn
                                Houston, Texas 77806
                                Attention: Chief Financial Officer
                                Telecopy: (281) 447-0821

            With a copy to:     Neal, Gerber & Eisenberg
                                Two North LaSalle, Suite 2100
                                Chicago, Illinois 60602
                                Attention: Richard S. Meller
                                Telecopy: (312) 269-1747

            If to Lessor:       Hanover Equipment Trust 1998A
                                C/O Wilmington Trust Company
                                Rodney Square North
                                1100 North Market Street
                                Wilmington, Delaware 19890
                                Attention:  Corporate Trust Administration
                                Telecopy: (302) 651-8882

            with a copy to the Agent:

                                The Chase Manhattan Bank
                                Loan and Agency Services Group
                                One Chase Manhattan Plaza
                                New York, New York 10081
                                Attention: Daniel Fischer
                                Telecopy: (212) 552-5777

                                and

                                Credit and Lending
                                The Chase Manhattan Bank
                                270 Park Avenue, 32nd Floor
                                New York, NY  10017
                                Attention: Peter Ling
                                Telecopy:  (212) 270-3897

or such additional parties and/or other address as such party may hereafter designate.


                            SECTION 30. MISCELLANEOUS

                  30.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.


                  30.2 Amendments and Modifications. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by Lessor and Lessee.

                  30.3 Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  30.4 Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  30.5 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

                  30.6 GOVERNING LAW. THIS LEASE HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                  30.7 Limitations on Recourse. Except as expressly set forth in the Operative Agreements, Lessee agrees to look solely to Lessor's estate and interest in the Equipment, the proceeds of sale thereof, any insurance proceeds or any other award or any third party proceeds received by Lessor in connection with the Equipment for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor, the Trust Company member, partner or other owner of an interest, direct or indirect, in Lessor, or any director, officer, shareholder, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Equipment or any other liability of Lessor to Lessee. Nothing in this Section shall be interpreted so as to limit the terms of Section 6.1 or 6.2.

                  30.8 Priority. On and prior to the Maturity Date, the Security Agreement shall be subject and subordinate to this Lease and following the Maturity Date, the Security Agreement, at the sole election of the Agent, shall be senior to this Lease without any further act by any Person.

                  IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.

                                        HANOVER COMPRESSOR COMPANY


                                        By: /s/  CURTIS BEDRICH
                                           ------------------------------------
                                        Name:    Curtis Bedrich
                                        Title:   Treasurer


                                        HANOVER EQUIPMENT TRUST 1998A


                                        By:  Wilmington Trust Company, not
                                             individually but solely as Trustee


                                        By: /s/  DONALD G. MACKELCAN
                                           ------------------------------------
                                        Name:    Donald G. MacKelcan
                                        Title:   Assistant Vice President


                  The undersigned agrees to the provisions of Section 28.4 and acknowledges receipt of this original counterpart of the foregoing Lease on this 20th day of July, 1998.


                                        THE CHASE MANHATTAN BANK, as the
                                         Agent for the Lenders


                                        By: /s/  PETER M. LING
                                           ------------------------------------
                                        Name:    Peter M. Ling
                                        Title:   Vice President